Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $30.9 Million for the Fourth Quarter and Record Net Income of $99.1 Million for the Full Year 2022

Fourth Quarter Highlights

•	Fourth quarter net income of $30.9 million, or $1.81 per diluted share
•	Adjusted fourth quarter net income (non-GAAP) of $31.1 million, or $1.83 per diluted share
•	Record quarterly net interest income of $65.2 million
•	Net Interest Margin (“NIM”) of 3.62% and NIM (TEY)(non-GAAP) of 3.93%
•	Nonperforming assets improved by 51% and represent 0.11% of total assets
•	Increased TCE/TA ratio (non-GAAP) to 7.93% and total risk-based capital to 14.47%

Full Year 2022 Highlights

•	Annual net income of $99.1 million, or $5.87 per diluted share
•	Record adjusted net income (non-GAAP) of $114.9 million, or $6.80 per diluted share, an increase of 14.8% and 8.5%, respectively, excluding one-time expenses associated with the Guaranty Bank acquisition
•	Full year loan and lease growth of 14.6%, excluding PPP and Guaranty Bank acquired loans (non-GAAP)

Moline, IL, January 24, 2023 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $30.9 million and diluted earnings per share (“EPS”) of $1.81 for the fourth quarter of 2022, compared to net income of $29.3 million and diluted EPS of $1.71 for the third quarter of 2022. For the full year, the Company reported net income of $99.1 million, or $5.87 per diluted share.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the fourth quarter of 2022 were $31.1 million and $1.83, respectively. For the third quarter of 2022, adjusted net income (non-GAAP) was $28.9 million and adjusted diluted EPS (non-GAAP) was $1.69. For the fourth quarter of 2021, net income and diluted EPS were $27.0 million and $1.71, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $27.4 million and $1.73, respectively.

	For the Quarter Ended
	December 31,	September 30,	December 31,
$ in millions (except per share data)	2022	2022	2021
Net Income	$30.9	$29.3	$27.0
Diluted EPS	$1.81	$1.71	$1.71
Adjusted Net Income (non-GAAP)*	$31.1	$28.9	$27.4
Adjusted Diluted EPS (non-GAAP)*	$1.83	$1.69	$1.73

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered another quarter of strong results, enabling us to achieve record annual net income. Our full year performance was driven by robust loan growth, increased net interest income and excellent credit quality,” said Larry J. Helling, Chief Executive Officer. “Our team accomplished this while successfully closing and integrating our largest acquisition to date, where we significantly strengthened our Company’s position in the vibrant Southwest Missouri region. We enter 2023 with a solid loan pipeline, a strong balance sheet, a healthy net interest margin and well-managed expenses. We remain focused on continuing to execute on our differentiated business model and commitment to relationship banking, all with the view of delivering attractive returns to our shareholders.”

Record Net Interest Income of $65.2 Million

Net interest income for the fourth quarter of 2022 totaled $65.2 million, compared to $60.8 million for the third quarter of 2022 and $46.5 million for the fourth quarter of 2021. The significant increase in net interest income was due to higher acquisition-related net accretion and the impact of multiple interest rate hikes on our asset-sensitive balance sheet, partially offset by the impact of increased deposit costs on a linked-quarter basis. Adjusted net interest income (non-GAAP) during the quarter was $65.1 million, an increase of $936 thousand, or 5.8% annualized, from the prior quarter. Acquisition-related net accretion totaled $5.7 million for the fourth quarter of 2022, compared to $1.1 million in the third quarter of 2022.

In the fourth quarter of 2022, NIM was 3.62% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.93%, compared to 3.46% and 3.71% in the prior quarter, respectively. The linked-quarter increase was primarily due to higher loan yields and higher acquisition-related net accretion, partially offset by the impact of increased deposit costs.

“Our tax-equivalent NIM expanded by 22 basis points during the fourth quarter, benefiting from higher acquisition-related net accretion. For the full year, we delivered an improved net interest margin, driven primarily by our asset-sensitive balance sheet in this rising interest rate environment,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “While we are very pleased with the expansion in our NIM during 2022, our focus in 2023 will be protecting our attractive margin despite the continuing volatile interest rate environment.”

Annualized Loan and Lease Growth of 8.7% for the Quarter and 14.6% for the Full Year

During the fourth quarter of 2022, the Company’s loans and leases grew $130.3 million to a total of $6.1 billion, or 8.7% on an annualized basis. For the full year, loans and leases grew $1.5 billion. When excluding PPP loans and loans added in the acquisition of Guaranty Bank (non-GAAP), loans grew $679.3 million, or 14.6%. Deposits grew $43.2 million, or 2.9% on an annualized basis during the quarter and $1.1 billion for the full year. Deposits were relatively static when excluding the impact of the Guaranty Bank acquisition.

“Our strong market positions combined with our experienced bankers, led to continued gains in market share over the course of the year, driving growth in our traditional commercial lending, leasing and our Specialty Finance business,” added Mr. Helling. “We believe this is also a testament to the underlying economic resiliency across our markets and our relationship-based community banking model, emphasizing the importance of strong relationships with new and existing clients. Given our current pipeline, we are targeting loan growth for the full year 2023 between 8% and 10%, consistent with our long-term goals.”

Noninterest Income of $21.2 Million

Noninterest income for the fourth quarter of 2022 totaled $21.2 million, up slightly from $21.1 million for the third quarter of 2022. The Company generated $11.3 million of capital markets revenue from swap fees in the quarter, up from $10.5 million in the third quarter and within our guidance range. Wealth management revenue was $3.6 million for the quarter, up slightly from the prior quarter.

“Capital markets revenue totaled $11.3 million for the quarter, which was within our guidance,” added Mr. Gipple. “The demand for low-income housing remains healthy and the economics associated with these tax credit projects continue to be favorable. Our pipeline for this business is strong and capital markets revenue has averaged just over $10 million per quarter for the last four quarters. Therefore, we expect this source of fee income to be in a range of $40 to $48 million for the full year 2023.”

Noninterest Expenses of $49.7 Million

Noninterest expense for the fourth quarter of 2022 totaled $49.7 million, compared to $47.7 million for the third quarter of 2022 and $39.4 million for the fourth quarter of 2021. The linked-quarter increase was primarily due to higher incentive-based compensation related to our record full year performance, partially offset by lower professional and data processing fees due to the completion of the core conversion at Guaranty Bank and other cost savings.

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $8.9 million at the end of the fourth quarter, a decrease of $9.1 million from the third quarter of 2022. The significant reduction in NPAs during the quarter was primarily the result of payoffs of several NPAs. The ratio of NPAs to total assets improved to 0.11% on December 31, 2022, compared to 0.23% on September 30, 2022. In addition, the Company’s criticized loans and classified loans to total loans and leases on December 31, 2022 were fairly static at 2.68% and 1.08%, respectively, as compared to 2.35% and 1.29% as of September 30, 2022.

As a result of continued improvements in overall credit quality, the Company recorded no provision for credit losses in the fourth quarter of 2022. As of December 31, 2022, the ACL to total loans/leases was 1.43%, compared to 1.51% as of September 30, 2022.

Continued Strong Capital Levels

As of December 31, 2022, the Company’s total risk-based capital ratio was 14.47%, the common equity tier 1 ratio was 9.41% and the tangible common equity to tangible assets ratio (non-GAAP) was 7.93%. By comparison, these respective ratios were 14.38%, 9.21% and 7.68% as of September 30, 2022.

During the fourth quarter, the Company purchased and retired 100,000 shares of its common stock at an average price of $50.37 per share as the Company executed purchases under the share repurchase plan announced during the second quarter of 2022. The 2022 share repurchase plan authorized approximately 1,500,000 shares to be repurchased and the Company has approximately 930,000 shares remaining under the program.

The Company’s tangible book value per share (non-GAAP) increased by 6.8% during the fourth quarter. Accumulated other comprehensive income (“AOCI”) increased $10.0 million during the quarter due to an increase in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in long-term interest rates during the fourth quarter. While the repurchase of shares modestly impacted the Company’s tangible common equity, the change in AOCI and strong earnings offset this impact, which led to the increase in tangible book value per share (non-GAAP).

Focus on Three Strategic Long-Term Initiatives

As part of our Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, we continue to operate under three key strategic long-term initiatives:

•	Generate organic loan and lease growth of 9% per year, funded by core deposits;
•	Grow fee-based income by at least 6% per year; and
•	Limit annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, January 25, 2023, at 11:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through February 1, 2023. The replay access information is 877-344-7529 (international 412-317-0088); access code 2362948. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of December 31, 2022, the Company had approximately $7.9 billion in assets, $6.1 billion in loans and $6.0 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the level of non-performing assets on our balance sheets; (xvi) interruptions involving our information technology and communications systems or third-party servicers; (xvii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xviii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$59,723	$86,282	$92,379	$50,540	$37,490
Federal funds sold and interest-bearing deposits	124,270	71,043	56,532	66,390	87,662
Securities, net of allowance for credit losses	928,102	879,450	879,918	823,311	810,215
Net loans/leases	6,051,165	5,918,121	5,705,478	4,753,082	4,601,411
Intangibles	16,759	17,546	18,333	8,856	9,349
Goodwill	137,607	137,607	137,607	74,066	74,066
Derivatives	177,631	185,037	97,455	107,326	222,220
Other assets	453,580	434,963	405,239	292,248	253,719
Total assets	$7,948,837	$7,730,049	$7,392,941	$6,175,819	$6,096,132

Total deposits	$5,984,217	$5,941,035	$5,820,657	$4,839,689	$4,922,772
Total borrowings	825,894	701,491	583,166	443,270	170,805
Derivatives	200,701	209,479	113,305	116,193	225,135
Other liabilities	165,301	140,972	132,675	108,743	100,410
Total stockholders' equity	772,724	737,072	743,138	667,924	677,010
Total liabilities and stockholders' equity	$7,948,837	$7,730,049	$7,392,941	$6,175,819	$6,096,132

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$296,869	$332,996	$322,258	$263,441	$248,483
Commercial and industrial - other	1,451,693	1,415,996	1,403,689	1,374,221	1,346,602
Total commercial and industrial	1,748,562	1,748,992	1,725,947	1,637,662	1,595,085
Commercial real estate, owner occupied	629,367	627,558	628,565	439,257	421,701
Commercial real estate, non-owner occupied	963,239	920,876	889,530	679,898	646,500
Construction and land development*	1,192,061	1,149,503	1,080,372	863,116	918,571
Multi-family*	963,803	933,118	860,742	711,682	600,412
Direct financing leases	31,889	33,503	40,050	43,330	45,191
1-4 family real estate	499,529	487,508	473,141	379,613	377,361
Consumer	110,421	107,552	99,556	73,310	75,311
Total loans/leases	$6,138,871	$6,008,610	$5,797,903	$4,827,868	$4,680,132
Less allowance for credit losses	87,706	90,489	92,425	74,786	78,721
Net loans/leases	$6,051,165	$5,918,121	$5,705,478	$4,753,082	$4,601,411

*The LIHTC lending business is a significant part of the Company's Construction and Multi-family loans. For the quarter ended Dec 31, 2022, the LIHTC portion of the Construction loans was $743 million, or 62%, and the LIHTC portion of the Multi-family loans was $728 million, or 76%.

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$16,981	$20,527	$20,448	$21,380	$23,328
Municipal securities	779,450	724,204	710,638	667,245	639,799
Residential mortgage-backed and related securities	66,215	68,844	81,247	86,381	94,323
Asset backed securities	18,728	19,630	19,956	23,233	27,124
Other securities	46,908	46,443	47,827	25,270	25,839
Total securities	$928,282	$879,648	$880,116	$823,509	$810,413
Less allowance for credit losses	180	198	198	198	198
Net securities	$928,102	$879,450	$879,918	$823,311	$810,215

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,262,981	$1,315,555	$1,514,005	$1,275,493	$1,268,788
Interest-bearing demand deposits	3,875,497	3,904,303	3,758,566	3,181,685	3,232,633
Time deposits	744,593	672,133	540,074	382,268	421,348
Brokered deposits	101,146	49,044	8,012	243	3
Total deposits	$5,984,217	$5,941,035	$5,820,657	$4,839,689	$4,922,772

ANALYSIS OF BORROWINGS
Borrowings mix:
Overnight FHLB advances (1)	$415,000	$335,000	$400,000	$290,000	$15,000
Other short-term borrowings	129,630	85,180	1,070	1,190	3,800
Subordinated notes	232,662	232,743	133,562	113,890	113,850
Junior subordinated debentures	48,602	48,568	48,534	38,190	38,155
Total borrowings	$825,894	$701,491	$583,166	$443,270	$170,805

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 4.60%.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$94,037	$79,267	$68,205	$51,062	$52,020
Interest expense	28,819	18,498	8,805	5,329	5,507
Net interest income	65,218	60,769	59,400	45,733	46,513
Provision for credit losses (1)	-	-	11,200	(2,916)	(3,227)
Net interest income after provision for loan/lease losses	$65,218	$60,769	$48,200	$48,649	$49,740

Trust department fees	$2,644	$2,537	$2,497	$2,963	$2,843
Investment advisory and management fees	918	921	983	1,036	1,047
Deposit service fees	2,142	2,214	2,223	1,555	1,644
Gain on sales of residential real estate loans	468	641	809	493	922
Gain on sales of government guaranteed portions of loans	50	50	-	19	227
Swap fee income/capital markets revenue	11,338	10,545	13,004	6,422	12,982
Earnings on bank-owned life insurance	755	605	350	346	470
Debit card fees	1,500	1,453	1,499	1,007	1,072
Correspondent banking fees	257	189	244	277	266
Loan related fee income	614	652	682	480	536
Fair value gain (loss) on derivatives	(267)	904	432	906	97
Other	800	384	59	129	879
Total noninterest income	$21,219	$21,095	$22,782	$15,633	$22,985

Salaries and employee benefits	$32,594	$29,175	$29,972	$23,627	$24,809
Occupancy and equipment expense	6,027	6,033	5,978	3,937	3,723
Professional and data processing fees	3,769	4,477	4,365	3,671	3,866
Acquisition costs	(424)	315	1,973	1,851	624
Post-acquisition compensation, transition and integration costs	668	62	4,796	-	-
Disposition costs	-	-	-	-	5
FDIC insurance, other insurance and regulatory fees	1,605	1,497	1,394	1,310	1,316
Loan/lease expense	411	390	761	267	606
Net cost of (income from) and gains/losses on operations of other real estate	(117)	19	59	(1)	-
Advertising and marketing	1,562	1,437	1,198	761	1,679
Communication	587	639	584	403	481
Supplies	337	289	237	246	274
Bank service charges	563	568	610	541	553
Correspondent banking expense	210	218	213	199	200
Intangibles amortization	787	787	787	493	508
Payment card processing	599	477	626	262	298
Trust expense	166	227	195	187	208
Other	353	1,136	500	571	262
Total noninterest expense	$49,697	$47,746	$54,248	$38,325	$39,412

Net income before income taxes	$36,740	$34,118	$16,734	$25,957	$33,313
Federal and state income tax expense	5,834	4,824	1,492	2,333	6,304
Net income	$30,906	$29,294	$15,242	$23,624	$27,009

Basic EPS	$1.83	$1.73	$0.88	$1.51	$1.73
Diluted EPS	$1.81	$1.71	$0.87	$1.49	$1.71

Weighted average common shares outstanding	16,855,973	16,900,968	17,345,324	15,625,112	15,582,276
Weighted average common and common equivalent shares outstanding	17,047,976	17,110,691	17,549,107	15,852,256	15,838,246

(1)	Provision for credit losses for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Year Ended
	December 31,	December 31,
	2022	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$292,571	$200,155
Interest expense	61,451	21,922
Net interest income	231,120	178,233
Provision for credit losses (1)	8,284	3,486
Net interest income after provision for loan/lease losses	$222,836	$174,747

Trust department fees	$10,641	$11,206
Investment advisory and management fees	3,858	4,080
Deposit service fees	8,134	6,132
Gain on sales of residential real estate loans	2,411	4,397
Gain on sales of government guaranteed portions of loans	119	227
Swap fee income/capital markets revenue	41,309	60,992
Securities losses, net	-	(88)
Earnings on bank-owned life insurance	2,056	1,838
Debit card fees	5,459	4,216
Correspondent banking fees	967	1,114
Loan related fee income	2,428	2,268
Fair value gain on derivatives	1,975	170
Other	1,372	3,870
Total noninterest income	$80,729	$100,422

Salaries and employee benefits	$115,368	$100,907
Occupancy and equipment expense	21,975	15,918
Professional and data processing fees	16,282	14,579
Acquisition costs	3,715	624
Post-acquisition compensation, transition and integration costs	5,526	-
Disposition costs	-	13
FDIC insurance, other insurance and regulatory fees	5,806	4,475
Loan/lease expense	1,829	1,671
Net income from and gains/losses on operations of other real estate	(40)	(1,420)
Advertising and marketing	4,958	4,254
Communication	2,213	1,798
Supplies	1,109	1,053
Bank service charges	2,282	2,173
Correspondent banking expense	840	799
Intangibles amortization	2,854	2,032
Payment card processing	1,964	1,412
Trust expense	775	758
Other	2,560	2,656
Total noninterest expense	$190,016	$153,702

Net income before income taxes	$113,549	$121,467
Federal and state income tax expense	14,483	22,562
Net income	$99,066	$98,905

Basic EPS	$5.94	$6.30
Diluted EPS	$5.87	$6.20

Weighted average common shares outstanding	16,681,844	15,708,744
Weighted average common and common equivalent shares outstanding	16,890,007	15,944,708

(1)	Provision for credit losses for the year ended December 31, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

As of and for the Quarter Ended	For the Year Ended
December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
2022	2022	2022	2022	2021	2022	2021

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,795,942	16,885,485	17,064,347	15,579,605	15,613,460
Book value per common share (1)	$46.01	$43.65	$43.55	$42.87	$43.36
Tangible book value per common share (Non-GAAP) (2)	$36.82	$34.46	$34.41	$37.55	$38.02
Closing stock price	$49.64	$50.94	$53.99	$56.59	$56.00
Market capitalization	$833,751	$860,147	$921,304	$881,650	$874,354
Market price / book value	107.90%	116.70%	123.97%	132.00%	129.15%
Market price / tangible book value	134.83%	147.81%	156.90%	150.71%	147.30%
Earnings per common share (basic) LTM (3)	$5.95	$5.86	$6.14	$6.68	$6.30
Price earnings ratio LTM (3)	8.35	x	8.70	x	8.79	x	8.47	x	8.88	x
TCE / TA (Non-GAAP) (4)	7.93%	7.68%	8.11%	9.60%	9.87%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$737,072	$743,138	$667,924	$677,010	$649,814
Net income	30,906	29,294	15,242	23,624	27,009
Other comprehensive income (loss), net of tax	9,959	(24,783)	(24,286)	(27,340)	295
Common stock cash dividends declared	(1,013)	(1,012)	(1,059)	(938)	(935)
Issuance of 2,071,291 shares of common stock as a result of the acquisition of Guaranty Federal Bancshares	-	-	117,214	-	-
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(5,037)	(10,485)	(33,016)	(4,416)	-
Other (5)	837	920	1,119	(16)	827
Ending balance	$772,724	$737,072	$743,138	$667,924	$677,010

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.47%	14.38%	13.40%	14.50%	14.77%
Tier 1 risk-based capital ratio	10.08%	9.88%	10.18%	11.27%	11.46%
Tier 1 leverage capital ratio	9.61%	9.56%	9.61%	10.78%	10.46%
Common equity tier 1 ratio	9.41%	9.21%	9.46%	10.61%	10.76%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.58%	1.53%	0.83%	1.55%	1.76%	1.37%	1.68%
Return on average total equity (annualized)	16.32%	15.39%	7.74%	13.81%	16.23%	13.24%	15.52%
Net interest margin	3.62%	3.46%	3.53%	3.30%	3.29%	3.49%	3.30%
Net interest margin (TEY) (Non-GAAP)(7)	3.93%	3.71%	3.74%	3.50%	3.50%	3.73%	3.49%
Efficiency ratio (Non-GAAP) (8)	57.50%	58.32%	66.01%	62.45%	56.71%	60.93%	55.16%
Gross loans and leases / total assets	77.23%	77.73%	78.42%	78.17%	76.77%	77.23%	76.77%
Gross loans and leases / total deposits	102.58%	101.14%	99.61%	99.76%	95.07%	102.58%	95.07%
Effective tax rate	15.88%	14.14%	8.92%	8.99%	18.92%	12.75%	18.57%
Full-time equivalent employees (9)	973	956	968	749	726	973	726

AVERAGE BALANCES
Assets	$7,800,229	$7,652,463	$7,324,470	$6,115,127	$6,121,446	$7,206,180	$5,890,042
Loans/leases	6,043,359	5,916,100	5,711,471	4,727,478	4,608,111	5,604,074	4,456,461
Deposits	6,029,455	5,891,198	5,867,444	4,903,354	4,983,869	5,676,546	4,776,575
Total stockholders' equity	757,419	761,428	788,204	684,126	665,698	748,032	637,190

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	Increase at June 30, 2022 due to the acquisition of Guaranty Bank.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$30,754	$296	3.82%	$16,224	$100	2.45%	$3,334	$1	0.09%
Interest-bearing deposits at financial institutions	62,581	504	3.20%	54,799	381	2.76%	161,514	63	0.15%
Securities (1)	971,930	10,074	4.14%	946,096	9,602	4.05%	810,334	7,514	3.70%
Restricted investment securities	39,954	628	6.15%	42,638	674	6.18%	18,929	231	4.78%
Loans (1)	6,043,359	88,088	5.78%	5,916,100	72,969	4.89%	4,608,111	47,010	4.05%
Total earning assets (1)	$7,148,578	$99,590	5.53%	$6,975,857	$83,726	4.76%	$5,602,222	$54,819	3.89%

Interest-bearing deposits	$3,968,081	$17,655	1.77%	$3,862,556	$10,889	1.12%	$3,231,477	$2,401	0.29%
Time deposits	746,819	3,476	1.85%	593,490	1,681	1.12%	442,835	963	0.86%
Short-term borrowings	19,591	211	4.28%	11,376	84	2.94%	2,484	1	0.12%
Federal Home Loan Bank advances	351,033	3,507	3.91%	418,239	2,584	2.42%	4,141	3	0.31%
Other borrowings	-	-	0.00%	4,239	53	4.93%	-	-	0.00%
Subordinated debentures	232,689	3,312	5.69%	181,177	2,518	5.56%	113,829	1,554	5.46%
Junior subordinated debentures	48,583	657	5.29%	48,551	689	5.56%	38,132	584	5.99%
Total interest-bearing liabilities	$5,366,796	$28,818	2.13%	$5,119,628	$18,498	1.43%	$3,832,898	$5,506	0.57%

Net interest income (1)		$70,772			$65,228			$49,313
Net interest margin (2)			3.62%			3.46%			3.29%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.93%			3.71%			3.50%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.61%			3.65%			3.49%

	For the Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$14,436	$410	2.84%	$1,964	$2	0.10%
Interest-bearing deposits at financial institutions	63,448	1,089	1.72%	116,421	173	0.15%
Securities (1)	910,712	36,359	3.99%	804,636	29,504	3.66%
Restricted investment securities	35,554	2,068	5.73%	19,386	950	4.83%
Loans (1)	5,604,074	268,985	4.80%	4,456,461	179,738	4.03%
Total earning assets (1)	$6,628,224	$308,911	4.66%	$5,398,868	$210,367	3.90%

Interest-bearing deposits	$3,715,017	$35,359	0.95%	$3,058,917	$8,621	0.28%
Time deposits	568,245	7,003	1.23%	448,191	4,679	1.04%
Short-term borrowings	8,637	299	3.46%	6,281	5	0.08%
Federal Home Loan Bank advances	286,474	6,954	2.39%	23,389	70	0.30%
Other borrowings	1,068	53	4.96%	-	-	0.00%
Subordinated debentures	165,685	9,200	5.55%	115,398	6,272	5.44%
Junior subordinated debentures	45,497	2,583	5.60%	38,067	2,276	5.90%
Total interest-bearing liabilities	$4,790,623	$61,451	1.28%	$3,690,243	$21,923	0.59%

Net interest income (1)		$247,460			$188,444
Net interest margin (2)			3.49%			3.30%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.73%			3.49%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.60%			3.47%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$90,489	$92,425	$74,786	$78,721	$80,670
Initial ACL recorded for acquired PCD loans	-	-	5,902	-	-
Credit loss expense (1)	1,013	331	12,141	(3,849)	(2,045)
Loans/leases charged off	(3,960)	(2,489)	(620)	(456)	(375)
Recoveries on loans/leases previously charged off	164	222	216	370	471
Ending balance	$87,706	$90,489	$92,425	$74,786	$78,721

NONPERFORMING ASSETS
Nonaccrual loans/leases (2)	$8,765	$17,511	$23,574	$2,744	$2,759
Accruing loans/leases past due 90 days or more	5	3	268	4	1
Total nonperforming loans/leases	8,770	17,514	23,842	2,748	2,760
Other real estate owned	133	177	205	-	-
Other repossessed assets	-	340	-	-	-
Total nonperforming assets	$8,903	$18,031	$24,047	$2,748	$2,760

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.11%	0.23%	0.33%	0.04%	0.05%
ACL for loans and leases / total loans/leases	1.43%	1.51%	1.59%	1.55%	1.68%
ACL for loans and leases / nonperforming loans/leases	1000.07%	516.67%	387.66%	2721.47%	2852.21%
Net charge-offs as a % of average loans/leases	0.06%	0.04%	0.01%	0.00%	0.00%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$98,333	$63,973	$54,558	$63,622	$62,510
Substandard (rating 7)	66,021	77,317	83,048	54,491	53,159
Doubtful (rating 8)	-	-	-	-	-
	$164,354	$141,290	$137,606	$118,113	$115,669
Criticized loans (4)	$164,354	$141,290	$137,606	$118,113	$115,669
Classified loans (5)	66,021	77,317	83,048	54,491	53,159

Criticized loans as a % of total loans/leases	2.68%	2.35%	2.37%	2.45%	2.47%
Classified loans as a % of total loans/leases	1.08%	1.29%	1.43%	1.13%	1.14%

(1)	Credit loss expense on loans/leases for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans.
(2)	The increase in nonaccrual loans for the quarter ended June 30, 2022 is due to the addition of $7.3 million related to the acquired Guaranty Bank loan portfolio.
(3)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(5)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2022	2022	2021	2022	2021
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,312,013	$2,218,166	$2,142,345
m2 Equipment Finance, LLC	306,396	298,640	266,588
Cedar Rapids Bank and Trust	2,185,500	2,108,614	2,030,279
Community State Bank - Ankeny	1,297,812	1,270,426	1,168,606
Guaranty Bank (2)	2,146,474	2,107,407	882,885

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,730,187	$1,741,472	$1,849,313
Cedar Rapids Bank and Trust	1,686,959	1,627,202	1,504,992
Community State Bank - Ankeny	1,071,146	1,036,998	1,020,548
Guaranty Bank (2)	1,587,477	1,632,107	590,164

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,828,267	$1,806,776	$1,650,234
m2 Equipment Finance, LLC	309,930	300,753	270,274
Cedar Rapids Bank and Trust	1,644,989	1,579,437	1,437,808
Community State Bank - Ankeny	988,370	973,083	866,952
Guaranty Bank (2)	1,677,245	1,649,313	725,139

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	106%	104%	89%
Cedar Rapids Bank and Trust	98%	97%	96%
Community State Bank - Ankeny	92%	94%	85%
Guaranty Bank	106%	101%	123%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	79%	81%	77%
Cedar Rapids Bank and Trust	75%	75%	71%
Community State Bank - Ankeny	76%	77%	74%
Guaranty Bank	78%	78%	82%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.46%	1.59%	1.82%
m2 Equipment Finance, LLC	3.11%	3.13%	3.55%
Cedar Rapids Bank and Trust	1.49%	1.54%	1.73%
Community State Bank - Ankeny	1.38%	1.45%	1.69%
Guaranty Bank	1.37%	1.42%	1.27%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.36%	1.41%	1.86%	1.55%	1.63%
Cedar Rapids Bank and Trust	2.73%	2.83%	2.56%	2.63%	2.85%
Community State Bank - Ankeny	1.75%	1.31%	1.50%	1.40%	1.17%
Guaranty Bank (3) (4)	2.06%	1.76%	1.82%	1.36%	1.73%

NET INTEREST MARGIN PERCENTAGE (5)
Quad City Bank and Trust (1)	3.56%	3.65%	3.48%	3.61%	3.36%
Cedar Rapids Bank and Trust (6)	4.37%	4.02%	3.66%	3.93%	3.62%
Community State Bank - Ankeny (7)	4.06%	3.69%	3.52%	3.77%	3.66%
Guaranty Bank (8)	4.58%	4.10%	3.49%	4.18%	3.56%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$98	$5	$21	$158	$190
Community State Bank - Ankeny	505	62	30	$628	468
Guaranty Bank	5,118	1,047	89	$7,932	844
QCR Holdings, Inc. (9)	(33)	(34)	(52)	$(137)	(162)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Increase due to the acquisition of Guaranty Bank on April 1, 2022, merging into Springfield First Community Bank with the combined bank operating under the Guaranty Bank name.
(3)	Decrease due to CECL Day 2 provision for credit losses of $12.4 million related to the acquisition of Guaranty Bank during the quarter ended June 30, 2022.
(4)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 2.12% for the quarter ended June 30, 2022 and 1.91% for the year ended December 31, 2022.
(5)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(6)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 4.28% for the quarter ended December 31, 2022, 4.02% for the quarter ended September 30, 2022 and 3.65% for the quarter ended December 31, 2021.
(7)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.73% for the quarter ended December 31, 2022, 3.72% for the quarter ended September 30, 2022 and 3.50% for the quarter ended December 31, 2021.
(8)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.58% for the quarter ended December 31, 2022, 3.91% for the quarter ended September 30, 2022 and 3.50% for the quarter ended December 31, 2021.
(9)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2022	2022	2022	2022	2021
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$772,724	$737,072	$743,138	$667,924	$677,010
Less: Intangible assets	154,366	155,153	155,940	82,922	83,415
Tangible common equity (non-GAAP)	$618,358	$581,919	$587,198	$585,002	$593,595
Total assets (GAAP)	$7,948,837	$7,730,049	$7,392,941	$6,175,819	$6,096,132
Less: Intangible assets	154,366	155,153	155,940	82,922	83,415
Tangible assets (non-GAAP)	$7,794,471	$7,574,896	$7,237,001	$6,092,897	$6,012,717
Tangible common equity to tangible assets ratio (non-GAAP)	7.93%	7.68%	8.11%	9.60%	9.87%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ADJUSTED NET INCOME (1)	2022	2022	2022	2022	2021	2022	2021
	(dollars in thousands, except per share data)
Net income (GAAP)	$30,906	$29,294	$15,242	$23,624	$27,009	$99,066	$98,905
Less non-core items (post-tax) (2):
Income:
Securities losses, net	-	-	-	-	-	$-	$(69)
Fair value gain (loss) on derivatives, net	(211)	714	342	715	77	1,560	$135
Gain on sale of loan	-	-	-	-	-	-	$28
Total non-core income (non-GAAP)	$(211)	$714	$342	$715	$77	$1,560	$94
Expense:
Disposition costs	-	-	-	-	3	-	10
Acquisition costs (2)	(517)	321	1,932	1,462	493	3,198	493
Post-acquisition compensation, transition and integration costs	529	48	3,789	-	-	4,366	-
Separation agreement	-	-	-	-	-	-	734
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	-	8,651	-	-	8,651	-
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	-	1,140	-	-	1,140	-
Total non-core expense (non-GAAP)	$12	$369	$15,512	$1,462	$496	$17,355	$1,237
Adjusted net income (non-GAAP) (1)	$31,129	$28,949	$30,412	$24,371	$27,428	$114,861	$100,048

ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$31,129	$28,949	$30,412	$24,371	$27,428	$114,861	$100,048
Weighted average common shares outstanding	16,855,973	16,900,968	17,345,324	15,625,112	15,582,276	16,681,844	15,708,744
Weighted average common and common equivalent shares outstanding	17,047,976	17,110,691	17,549,107	15,852,256	15,838,246	16,890,007	15,944,708
Adjusted earnings per common share (non-GAAP):
Basic	$1.85	$1.71	$1.75	$1.56	$1.76	$6.89	$6.37
Diluted	$1.83	$1.69	$1.73	$1.54	$1.73	$6.80	$6.27

ADJUSTED RETURN ON AVERAGE ASSETS (1)
Adjusted net income (non-GAAP) (from above)	$31,129	$28,949	$30,412	$24,371	$27,428	$114,861	$100,048
Average Assets	$7,800,229	$7,652,463	$7,324,470	$6,115,127	$6,121,446	$7,206,180	$5,890,042
Adjusted return on average assets (annualized) (non-GAAP)	1.60%	1.51%	1.66%	1.59%	1.79%	1.59%	1.70%

NET INTEREST MARGIN (TEY) (4)
Net interest income (GAAP)	$65,218	$60,769	$59,400	$45,733	$46,513	$231,120	$178,233
Plus: Tax equivalent adjustment (5)	5,554	4,459	3,396	2,933	2,800	16,340	10,211
Net interest income - tax equivalent (Non-GAAP)	$70,772	$65,228	$62,796	$48,666	$49,313	$247,460	$188,444
Less: Acquisition accounting net accretion	5,688	1,080	1,695	118	88	8,581	1,340
Adjusted net interest income	$65,084	$64,148	$61,101	$48,548	$49,225	$238,879	$187,104
Average earning assets	$7,148,578	$6,975,857	$6,742,095	$5,625,813	$5,602,222	$6,628,224	$5,398,868
Net interest margin (GAAP)	3.62%	3.46%	3.53%	3.30%	3.29%	3.49%	3.30%
Net interest margin (TEY) (Non-GAAP)	3.93%	3.71%	3.74%	3.50%	3.50%	3.73%	3.49%
Adjusted net interest margin (TEY) (Non-GAAP)	3.61%	3.65%	3.64%	3.50%	3.49%	3.60%	3.47%

EFFICIENCY RATIO (6)
Noninterest expense (GAAP)	$49,697	$47,746	$54,248	$38,325	$39,412	$190,016	$153,702
Net interest income (GAAP)	$65,218	$60,769	$59,400	$45,733	$46,513	$231,120	$178,233
Noninterest income (GAAP)	21,219	21,095	22,782	15,633	22,985	80,729	100,422
Total income	$86,437	$81,864	$82,182	$61,366	$69,498	$311,849	$278,655
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	57.50%	58.32%	66.01%	62.45%	56.71%	60.93%	55.16%

LOAN GROWTH ANNUALIZED, EXCLUDING ACQUIRED AND PPP LOANS
Total loans and leases	$6,138,871	$6,008,610	$5,797,903	$4,827,868	$4,680,132	$6,138,871	$4,680,132
Less: Acquired loans (7)	-	-	807,599	-	-	807,599	-
Less: PPP loans	69	79	79	6,340	28,181	69	28,181
Total loans and leases, excluding acquired and PPP loans	$6,138,802	$6,008,531	$4,990,225	$4,821,528	$4,651,951	$5,331,203	$4,651,951
Loan growth annualized, excluding acquired and PPP loans	8.67%	14.54%	14.00%	14.58%	12.03%	14.60%	16.94%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of acquisition costs which have an estimated effective tax rate of 13.62%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(7)	Loan balances acquired from the Guaranty Bank acquisition on April 1, 2022 are excluded.